UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2017, Handy & Harman Group Ltd. (“HNH Group”), a wholly-owned subsidiary of Handy & Harman Ltd., and certain subsidiaries of HNH Group, entered into a fifth amendment (the “Fifth Amendment”) to its Amended and Restated Credit Agreement, dated as of August 29, 2014, with PNC Bank, National Association, in its capacities as administrative agent and collateral agent for the lenders thereunder, to amend the definition of “WHX Plan” to permit the HNH Group to fund the minimum annual pension requirements of the WHX Pension Plan II, which was formed as a result of a de minimis spin-off of the WHX Plan in December 2016.

The foregoing description of the Fifth Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Exhibits

	10.1	Fifth Amendment, dated as of February 24, 2017, to the Amended and Restated Credit Agreement, dated as of August 29, 2014, by and among Handy & Harman Group Ltd., certain of its subsidiaries as guarantors, PNC Bank, N.A., in its capacity as agent acting for the financial institutions party thereto as lenders, and the financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDY & HARMAN LTD.

Dated: February 27, 2017	By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer